UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NUVA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events

Issuance of Option Notes

On June 2, 2020, NuVasive, Inc. (the “Company”) was notified by the initial purchasers of the 1.00% Convertible Senior Notes due 2023 (the “Notes”) under the previously announced private offering, which closed on June 1, 2020, of the exercise in full of their option to purchase an additional $50.0 million aggregate principal amount of the Notes (the “Option Notes”). On June 4, 2020, the Company closed on the issuance of the Option Notes to the initial purchasers. The sale of the Option Notes generated net proceeds of approximately $48.6 million after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $2.5 million of the net proceeds from the offering to pay the cost of additional convertible note hedge transactions described below (after such cost was partially offset by the proceeds to the Company from the additional warrant transactions described below).

The Option Notes will have the same terms as the Notes issued on June 1, 2020, and will be issued under the same Indenture as the Notes dated as of June 1, 2020 between the Company and Wilmington Trust, National Association, as trustee, which terms are described in the Company’s Current Report on Form 8-K filed on June 1, 2020.

Additional Call Option and Warrant Transactions

On June 2, 2020, in connection with the sale of the Option Notes, the Company entered into privately negotiated additional call option transactions (collectively the “Additional Call Option Confirmations”) with certain dealers, which included affiliates of certain of the initial purchasers of the Notes and other financial institutions (the “Option Counterparties”), related to the issuance of the Option Notes. The Additional Call Option Confirmations cover the same number of shares of the Company’s common stock underlying the Option Notes. The Company also entered into separate privately negotiated additional warrant transactions (the “Additional Warrant Confirmations” and, together with the Additional Call Option Confirmations, the “Additional Confirmations”) with each of the Option Counterparties pursuant to which the Company issued additional warrants (the “Additional Warrants”) that will be exercisable into a number of shares of the Company’s common stock at a price per share equal to $104.8410, subject to adjustments as set forth in the Additional Warrant Confirmations. The transactions related to the Additional Warrants will have a dilutive effect on the Company’s common stock if the market value per share of the Company’s common stock exceeds the applicable strike price of the Additional Warrants. However, subject to certain conditions, the Company may elect to settle the Additional Warrants in cash. The Company used approximately $2.5 million of the net proceeds of the issuance of the Option Notes to pay the costs of the Additional Call Option Confirmations, after taking into account the proceeds received from the sale of the Additional Warrants.

The description of the Additional Confirmations does not purport to be complete and is qualified in its entirety by reference to the Additional Confirmations attached as Exhibits 10.1 through 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

The Company’s press release announcing the initial purchasers’ exercise of the option to purchase the Option Notes and the entry into of the Additional Confirmations, as well as the expected use of proceeds thereof, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Confirmation for additional call option transaction dated as of June 2, 2020, between Morgan Stanley & Co. International plc and the Company.

10.2	Confirmation for additional call option transaction dated as of June 2, 2020, between Royal Bank of Canada and the Company.

10.3	Confirmation for additional call option transaction dated as of June 2, 2020, between Bank of America, N.A. and the Company.

10.4	Confirmation for additional call option transaction dated as of June 2, 2020, between Barclays Bank PLC and the Company.

10.5	Confirmation for additional warrant transaction dated as of June 2, 2020, between Morgan Stanley & Co. International plc and the Company.

10.6	Confirmation for additional warrant transaction dated as of June 2, 2020, between Royal Bank of Canada and the Company.

10.7	Confirmation for additional warrant transaction dated as of June 2, 2020, between Bank of America, N.A. and the Company.

10.8	Confirmation for additional warrant transaction dated as of June 2, 2020, between Barclays Bank PLC and the Company.

99.1	Press Release of NuVasive, Inc., dated June 4, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

By:	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Executive Vice President and Chief Financial Officer

Date: June 4, 2020